Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Kit M. Cole or Mark Garwood,  and either of them, as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Registration Statement on Form SB-2 and all amendments and/or supplements to this Registration Statement on Form SB-2.

Signature	Title	Date

/s/ Kit M. Cole	Chief Executive Officer,	May 31, 2003
Kit M. Cole	Chairman of the Board, and Director
(Principal Executive Officer)

/s/ Caroyln Horan	Director	May 31, 2003
Carolyn Horan

/s/ Richard E. Smith	Director	May 31, 2003
Richard E. Smith

/s/ W. Jeffrey Tappan	Director	May 31, 2003
W. Jeffery Tappan

/s/ Michael Moulton	Chief Financial Officer	May 31, 2003
Michael Moulton	/(Principal Financial Officer)